                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARLINGTON REALTY INVESTORS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      NONE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange Act Rules  0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on  table  below   per  Exchange  Act  Rules  14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
        N/A
        ----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        N/A
        ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
        filing  fee  is   calculated  and  state   how  it  was   determined):
        N/A
        ----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        N/A
        ----------------------------------------------------------------------
     (5) Total fee paid:
        N/A
        ----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        N/A
        ----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        N/A
        ----------------------------------------------------------------------
     (3) Filing Party:
        N/A
        ----------------------------------------------------------------------
     (4) Date Filed:
        N/A
        ----------------------------------------------------------------------

                           ARLINGTON REALTY INVESTORS
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 640
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 369-5064

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

To the Shareholders of Arlington Realty Investors:

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Arlington Realty Investors (the "Trust") will be held at 10:00 a.m., local Charlotte, North Carolina time, December 5, 1995, at 227 W. Trade Street, Suite 2320, Charlotte, North Carolina, to consider and vote upon the following matters:

    1. A proposal to elect three Trustees, each to serve a specified term and until his respective successor is duly elected and qualified;

    2. A proposal to amend the Trust's Declaration of Trust to establish classes of Trustees;

    3. A proposal to amend the Trust's Declaration of Trust to allow the Trustees to fill any vacancies on the Board of Trustees;

    4. A proposal to amend the Trust's Declaration of Trust to authorize the Trust to issue up to ten million (10,000,000) common shares, par value $1.00 per share, and ten million (10,000,000) preferred shares, par value $.01 per share;

    5. A proposal to amend the Trust's Declaration of Trust to change the Trust's restrictions on investment policy to authorize any investment permitted under Texas law and under the Internal Revenue Code of 1986, as amended, for a real estate investment trust;

    6. A proposal to amend the Trust's Declaration of Trust to change the name of the Trust to Watermark Investors Realty Trust;

    7. A proposal to amend the Trust's Bylaws to permit the Board of Trustees to amend the Bylaws; and

    8. The transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

    If  all  or  a  significant  number  of  the  above  matters  are   adopted,
Shareholders will experience a change in certain Shareholders' rights. These changes are discussed under each relevant proposal.

    Only Shareholders of record at the close of business on November 1, 1995 will be entitled to vote at the Annual Meeting. Shareholders are cordially invited to attend the Annual Meeting in person.

    Regardless of whether you plan to be present at the Annual Meeting, please promptly mark, date, sign and mail the enclosed proxy to American Stock Transfer and Trust Company in the envelope provided. Any Shareholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Shareholder may also revoke a proxy by attending and voting at the Annual Meeting. Your vote is important, regardless of the number of shares you own.

Dated: November 2, 1995                   ARLINGTON REALTY INVESTORS

                                          F. Terry Shumate, Vice President
                                          Secretary and Treasurer

                           ARLINGTON REALTY INVESTORS
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 640
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 369-5064
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 5, 1995
                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Trustees of Arlington Realty Investors (the "Trust") of proxies to be used at the Annual Meeting of Shareholders to be held on December 5, 1995 (the "Annual Meeting") for a vote upon (1) the election of three trustees, each to serve a specified term and until his respective successor is duly elected and qualified, (2) the amendment of the Trust's Declaration of Trust (the "Declaration of Trust") to stagger the terms of trustees, (3) the amendment of the Declaration of Trust to fill vacancies on the Trust's Board of Trustees (the "Board of Trustees"), (4) the amendment of the Declaration of Trust to increase the Trust's authorized capital, (5) the amendment of the Declaration of Trust to eliminate certain restrictions on investment policy, (6) the amendment of the Declaration of Trust to change the Trust's name, (7) the amendment of the Trust's Bylaws to change the provisions for amending the Bylaws, and (8) the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Subject to the requisite Shareholder approval, the Board of Trustees has approved the amendments to the Declaration of Trust, the amendment to the Trust's Bylaws, and the nomination of the three nominees named herein to be elected as trustees. The Annual Meeting will be held at 10:00 a.m., local Charlotte, North Carolina time, on December 5, 1995, at 227 W. Trade Street, Suite 2320, Charlotte, North Carolina. This Proxy Statement and the accompanying proxy are first being mailed to Shareholders on or about November 2, 1995.

SHAREHOLDERS ENTITLED TO VOTE

    Only holders of record of issued and outstanding shares of beneficial interest of the Trust, $1.00 par value per share (the "Shares"), at the close of business on November 1, 1995 (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on the Record Date, there were 542,413 Shares outstanding. Each holder is entitled to one vote, in person or by proxy, for each Share held on the Record Date.

VOTING OF PROXIES

    When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the three nominees as trustees, Shareholders may choose to vote for all of the nominees, withhold authority for voting for all of the nominees or withhold authority for voting for any individual nominee. As to the amendments of the Declaration of Trust and the amendment to the Trust's Bylaws (the "Amendment Proposals"), Shareholders may choose to vote for, against, or abstain from voting on any of the Amendment Proposals. In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of all three nominees for election as trustees and in favor of each of the Amendment Proposals.

    As of the date of this Proxy Statement, the Board of Trustees knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of

Shareholders and described in this Proxy Statement. However, if further business is properly presented, the persons named as proxies in the accompanying proxy will vote such proxy in their discretion in accordance with their best judgment.

REVOCATION OF PROXIES

    A proxy is enclosed herewith. Any Shareholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Shareholder may also revoke a proxy by attending and voting in person at the Annual Meeting.

VOTE REQUIRED FOR APPROVAL

    Pursuant to Section 6.7 of the Declaration of Trust, a majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Abstentions will be included in the vote totals and, as such, will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority with respect to Shares held by beneficial owners who have not returned a proxy (so-called "broker non-votes"), those Shares will not be included in the vote totals and, therefore, will have no affect on the vote. The election of any trustee requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Each of the Amendment Proposals requires the affirmative vote of at least two-thirds of the Shares outstanding, which is 361,609 Shares, in order to be approved.

    The following entities, which together own 67.0% of the Shares outstanding, Fletcher Napolitano Styles and Verruto Family Property Partners, L.P. ("Fletcher"), MIZ Investors Associates ("MIZ"), DAGI Limited Partnership ("DAGI") and Antapolis N.V. (collectively, the "Controlling Shareholders"), have advised the Trust that they intend to vote all of their Shares in favor of the Amendment Proposals and each nominee for trustee. If the Controlling Shareholders vote their Shares as indicated, the Amendment Proposals will be adopted, and each of the three nominees will be elected. See "Principal
Shareholders -- Change in Control" and "Principal Shareholders -- Security Ownership of Certain Beneficial Owners".

CHANGE IN SHAREHOLDERS' RIGHTS

    If all or a significant number of the matters proposed to be considered at the Annual Meeting are adopted, Shareholders will experience a change in certain Shareholders' rights. These changes are discussed under each relevant proposal. Such changes, either individually or in the aggregate, may be considered significant.

                             PRINCIPAL SHAREHOLDERS

CHANGE IN CONTROL

    On November 10, 1994, Davister Corp., a Nevada corporation ("Davister"), the owner and holder since 1993 of 319,989 Shares, which constituted approximately 64.1% of the 498,985 Shares of the Trust then issued and outstanding, sold such 319,989 Shares to the Controlling Shareholders. Such sale occurred pursuant to the terms of a Purchase Agreement dated November 10, 1994 between Davister and the Controlling Shareholders (the "Purchase Agreement"). Under the terms of the Purchase Agreement, the Controlling Shareholders paid $23,572 from their own funds or working capital and Davister agreed to pay up to $50,000 from its working capital, for the Controlling Shareholders' legal costs incurred in connection with the Purchase Agreement. In addition, Davister agreed to pay, from its working capital, $100,000 plus fifty percent of any amount above $100,000 for the expenses of the Controlling Shareholders incurred in connection with certain post-closing matters and for the financial advisor's fee for services in connection with, among other things, the Purchase Agreement. These post-closing matters are defined in the Purchase Agreement as, among other things: (i) the amendment or cancellation of any or all of the Trust's contracts; (ii) changing the management of the Trust; (iii) amending the Declaration of Trust to provide for authorization of additional classes of Shares; and (iv) amending the Trust's governing documents as may be necessary or appropriate to carry out such post-closing matters (collectively, the "Post-Closing Matters"). The financial advisor associated with the Purchase Agreement was PAZ Securities, Inc., an affiliate of MIZ. The financial advisor's fee for such services was $15,000.

    Under the Purchase Agreement, Davister agreed that after the closing of the sale contemplated by the Purchase Agreement, it would use reasonable efforts to cause the Trust and any entity controlling, controlled by or under common control with Davister or the Trust to cooperate fully with the Controlling
Shareholders and provide any and all necessary assistance to the Controlling Shareholders in connection with the Post-Closing Matters.

    Contemporaneously with the closing under the Purchase Agreement, Davister and its affiliates contributed five properties, that together had approximately 880 apartment units, to a newly formed partnership, HPI-Southern Properties, Limited Partnership, a Delaware limited partnership that is controlled by the Controlling Shareholders ("HPI"). In exchange for this contribution, Davister and its affiliates received a 30% interest in HPI and $6 million in cash. HPI accepted the properties subject to $12,447,899 in non-recourse debt. The payments made by Davister under the Purchase Agreement represent amounts that Davister would have otherwise paid in connection with the formation of HPI.

    On November 10, 1994, pursuant to a Trust Share Purchase Agreement of the same date, MIZ purchased from the Trust 43,428 Shares (the "Trust Issuance") for $43,428, which equalled the par value of such Shares. The Trust's management believes the MIZ purchase was not on the same terms as would have been obtained by an unrelated third party. The Trust's management has significant doubts as to whether the Trust's Shares would be valued by a third party as at least equal to their par value. The Trust's management believes the MIZ purchase price reflects the Trust's and MIZ's reluctance to issue and buy stock for less than par value.

    Although P. Scott Miller and F. Terry Shumate, officers of Davister, continue to constitute the sole members of the Trust's Board of Trustees, by virtue of the sale by Davister of 319,989 Shares to the Controlling Shareholders and the Trust Issuance, an effective change in control of the Trust has occurred. If the three nominees for trustees are elected, Messrs. Miller and Shumate will not be officers or trustees of the Trust after such election.

POSSIBLE FUTURE DILUTION

    Affiliates of the Controlling Shareholders and affiliates of Davister have formed HPI. See "Change in Control," above. HPI currently owns certain real estate properties. The Controlling Shareholders have from time to time discussed the possibility of the Trust acquiring HPI or its assets. As of this time, however, no specific transaction has been contemplated and there is no certainty that any such transaction will occur in the future. If such an acquisition did occur, Shareholders may experience significant dilution of their current ownership of the Trust. Shareholders may or may not be entitled to vote to approve such acquisition since under applicable law and the Declaration of Trust, not all agreements or transactions that the Trust may enter into require Shareholder approval. In general, mergers or share exchanges that result in the Trust issuing Shares in excess of 20% of the Trust's outstanding Shares require Shareholder approval. However, to the extent the Trust has authorized but unissued Shares, the Trust may issue such Shares to acquire assets without obtaining Shareholder approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    According to the Share transfer records of the Trust and other information available to the Trust, the following persons were known to be the beneficial owners, as of October 18, 1995, of more than five percent (5%) of the outstanding Shares of the Trust:

                NAME AND ADDRESS                         AMOUNT OF                PERCENT OF
               OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    SHARES OUTSTANDING (1)
-------------------------------------------------  ----------------------  ------------------------
Fletcher Napolitano Styles and                              59,665(2)                 11.0(2)
Verruto Family Property Partners, L.P. (4)                  Shares
227 W. Trade Street
Suite 2320
Charlotte, NC 28202
Attn: Michael S. Verruto
MIZ Investors Associates (5)                                59,665(2)                 11.0(2)
6971 N. Federal Highway                                     Shares
Suite 203
Boca Raton, FL 33487
Attn: Simon and Joseph Mizrachi
DAGI Limited Partnership (6)                                59,665(2)                 11.0(2)
227 W. Trade Street                                         Shares
Suite 2320
Charlotte, NC 28202
Attn: David S. Givner
Antapolis N.V.                                             184,422(2)                 34.0(2)
c/o MeesPierson Trust                                       Shares
(Curacao) N.V.
Number 6 Curacao
Netherlands Antilles
Attn: John B. Goisiraweg

------------------------
(1) Based on 542,413 Shares outstanding on October 18, 1995.

(2) Does not include shares owned by others in group that filed a Schedule 13D dated November 10, 1994. The group consists solely of the four entities listed above, which collectively own 363,417 Shares or 67.0% of the issued and outstanding Shares.

(4) Through his control of Fletcher Napolitano Styles and Verruto Family Property Partners, L.P., Michael S. Verruto is deemed the beneficial owner of 59,665 shares.

(5) Through their control of MIZ Investors Associates, Simon and Joseph Mizrachi share beneficial ownership of 59,665 shares.

(6) Through his control of DAGI Limited Partnership, David S. Givner is deemed the beneficial owner of 59,665 shares.

SECURITY OWNERSHIP OF MANAGEMENT

    According to the Share transfer records of the Trust and other information available to the Trust, as of October 18, 1995, the current trustees and executive officers of the trust beneficially owned the following Shares:

             NAME AND OFFICES                    AMOUNT OF         PERCENT
           OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS
------------------------------------------  --------------------   --------
P. Scott Miller, Trustee and President              None             None
F. Terry Shumate, Trustee, Vice President,          None             None
 Secretary and Treasurer
All trustees and executive officers as a            None             None
 group

If the individuals nominated to be trustees are elected, the Trust's trustees and executive officers will be those persons described under "Election of Trustees". Each trustee and executive officer to the Trust will beneficially own the shares stated in his biographical information and will beneficially own as a group, through their control of the Controlling Shareholders, 178,995 shares or 33.0% of the outstanding shares of the Trust.

                       PROPOSAL 1 -- ELECTION OF TRUSTEES

    The Declaration of Trust provides that there shall not be less than two, nor more than fifteen, trustees and that the number of trustees shall be determined from time to time by resolution of the trustees. Currently, there are only two trustees. However, the Board of Trustees has expanded the Board to three trustees. The term of office of each trustee is one year and until the election and qualification of his successor. Trustees may succeed themselves in office. The trustees, in their capacity as trustees, are not required to devote their time to the business and affairs of the Trust.

    P. Scott Miller and F. Terry Shumate, the current executive officers of the Trust since November 10, 1993, have been trustees of the Trust since December 28, 1993. Each of Messrs. Miller and Shumate intend to resign as executive officers once their successors as trustees are elected and qualified. Since November 10, 1993 (the date of election as officers of the Trust), Messrs. Miller and Shumate have devoted, on the average, less than ten percent (10%) of their time to the affairs of the Trust.

    The Board of Trustees has nominated David S. Givner, Michael S. Verruto and Simon Mizrachi for election to the Board of Trustees. If, for any reason, any of the individuals listed below is not a candidate to be elected as a trustee when the election occurs, the enclosed proxy may be voted for a substituted nominee. The Board of Trustees does not anticipate that any nominee will not be a candidate. No family relationship exists among the nominees. Further information with respect to Messrs. Givner, Miller and Shumate is set forth below.

    DAVID S. GIVNER, 51, is the President/Managing Director of HPI Capital, LLC., and if elected as trustee, will serve as the Trust's President and Treasurer. Since 1992, Mr. Givner has been President and Chief Operating Officer of various affiliates of HPI Capital, LLC. From 1987 until 1992, he was Senior Vice President/Director of Leasing and Consulting Services for Williams Real Estate Company based in New York, New York. Mr. Givner is also the sole shareholder and the President of DAGI Corporation, a Delaware corporation and the general partner of DAGI Limited Partnership, a Delaware limited partnership. Mr. Givner beneficially owns 59,655 Shares through DAGI Limited Partnership.

    SIMON MIZRACHI, 47, is President of Midatlantic Agency, Inc. a Florida corporation and financial consulting company. Mr. Mizrachi has served as President of Midatlantic Agency, Inc. since 1992. Mr. Mizrachi and Midatlantic Agency, Inc. are the sole partners of MIZ Investors Associates, a Delaware general partnership. Mr. Mizrachi has been a director and officer of PAZ Securities, Inc., an NASD broker/dealer firm, since 1978. Mr. Mizrachi is an officer with PAK Investors, Inc., Pudgie's

Chicken, Inc., Topaz Securities, Inc., Topaz, Inc., Cal-Mar, Inc., TMT Hanes, Inc., and TMT Sales, Inc. Mr. Mizrachi is also an officer of various affiliates of MIZ Investors Associates and Midatlantic Agency, Inc. Mr. Mizrachi beneficially owns 59,655 Shares through MIZ Investors Associates.

    MICHAEL S. VERRUTO, 33, is Vice President/Managing Director of HPI Capital, LLC, a North Carolina limited liability company that develops real estate, and if elected as trustee, will serve as the Trust's Vice President and Secretary. Since January 1990, Mr. Verruto has held various positions with various affiliates of HPI Capital, LLC, all of which are active in real estate development and management. Mr. Verruto is also the sole shareholder and the President and Treasurer of Fletcher Napolitano Styles and Verruto Holding Company, Inc., a Delaware corporation and the general partner of Fletcher Napolitano Styles and Verruto Family Property Partners, L.P., a Delaware limited partnership. Mr. Verruto beneficially owns 59,655 Shares through Fletcher Napolitano Styles and Verruto Family Property Partners, L.P.

      THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES OF TRUSTEES

    The business affairs of the Trust are managed by, or under the direction of, the Board of Trustees. During the fiscal year ended December 31, 1994, the Board of Trustees held no formal meetings and five matters were handled by unanimous written consent. The Board of Trustees has no standing audit, nominating or compensation committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States, the Trust's trustees, executive officers, and any persons holding more than ten percent of the Trust's Shares are required to report their ownership of the Shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established under applicable law and the Trust is required to report any failure to file by these dates during 1994. To the best knowledge of the current officers of the Trust, based upon the representations of its former trustees and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission, all of these filing requirements were satisfied by its trustees and executive officers and ten percent holders.

PERFORMANCE GRAPH

    Commission rules require that a line graph performance presentation be provided comparing cumulative total Shareholder return with a performance indicator of a broad market index and either a nationally recognized industry index or a registrant constructed peer group index over a minimum period of five years. The following graph demonstrates a five-year comparison of cumulative total returns for the Trust, the S&P 500 Stock Index and NAREIT All REIT Total Return Index.

                COMPARISION OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG ARLINGTON REALTY INVESTORS, S&P 500 STOCK INDEX
                     AND NAREIT ALL REIT TOTAL RETURN INDEX
                         FISCAL YEAR ENDING DECEMBER 31

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               ARLINGTON REALTY
                   INVESTORS          S&P 500 STOCK INDEX   NAREIT ALL REIT TOTAL RETURN INDEX
1989                             100                   100                                  100
1990                               0                    97                                   83
1991                               0                   126                                  112
1992                               0                   138                                  126
1993                               0                   150                                  149
1994                               0                   152                                  150

------------------------
*No information is available from any reliable source as to the market price of the Shares since no established market exists. A number of Shares have traded in privately negotiated transactions. See "Principal Shareholders -- Change in Control."

    The data set forth above in the graph and related table was obtained from the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). All of the data is based upon the last closing price of the month for all tax-qualified REITs listed on the New York Stock Exchange, American Stock Exchange and the NASDAQ National Market System. The data is market weighted. The total return calculation is based upon the weighting at the beginning of the period. The total return index includes dividends reinvested on a monthly basis. At year end 1994, there were 223 tax-qualified REIT's in the NAREIT All REIT Total Return Index with a total market capitalization of $44.3 billion.

COMPENSATION

    Neither the trustees nor the officers of the Trust received salaries or other cash compensation from the Trust for acting in such capacities during the year ended December 31, 1994. The Trust has no retirement, annuity or pension plans covering its trustees or officers. The Purchase Agreement contemplates that the Trust's trustees and officers will be compensated initially as follows:
Chairman of the Board of Trustees, President and Chief Executive Officer, $150,000 per year; Senior Vice President -- Development/Acquisitions, $135,000 per year; Secretary and Chief Financial Officer, $125,000 per year; independent trustees, annual trustee's fee of $10,000, plus $1,000 for each regular and special meeting of such entity's Board of Trustees attended, $250 for each special telephonic meeting of the Board of Trustees participated in and $500 for each committee meeting attended. The Trust's offices and the specific titles of such offices currently differ, and in the future will likely differ, from those contemplated by the Purchase Agreement. Based upon the Trust's current operations, the Board of Trustees does not believe this compensation will be paid or given in the near future.

RELATED PARTY TRANSACTIONS

    Since November 10, 1993, Davister has provided office space and legal, administrative and accounting services to the Trust under the supervision of the Trust's officers (who are also officers of Davister or one of its affiliates). Except as otherwise disclosed herein, Davister has not been compensated by the Trust for any services rendered to the Trust.

    On December 24, 1993, the Trust entered into a ground lease on its Parker Road property in Houston, Texas with Plano Outlet Mall, Ltd., a related party. The lease expired December 23, 1994 and required prepayment of the total annual rental of $70,000. For financial reporting purposes, the prepayment was classified as deferred lease revenue and has been amortized ratably over the life of the lease. On December 31, 1993, the Trust advanced $70,000 to Davister. Davister agreed to pay $70,000 in costs and expenses (including legal fees) on behalf of the Trust to repay such advance. As of December 31, 1994, the advance had been fully paid. One of the Trust's officers is also an officer of a subsidiary of the general partner of Plano Outlet Mall, Ltd.

                              AMENDMENT PROPOSALS

    At the Annual Meeting, five proposed amendments to the Declaration of Trust and a proposed amendment to the Trust's Bylaws will be presented to the Shareholders. The proposed amendments are described below. If approved by the Shareholders, the amendments will become effective on adoption and will be effective whether or not the Merger Proposal is approved.

    The affirmative vote of at least two-thirds of the Trust's outstanding Shares at the Annual Meeting is necessary to approve each Amendment Proposal. The Controlling Shareholders have indicated they will vote sufficient Shares in favor of each of the Amendment Proposals to assure its approval.

PROPOSAL 2 -- AMENDMENT TO DECLARATION OF TRUST -- CLASSIFICATION OF THE BOARD OF TRUSTEES

    At the present time, the Declaration of Trust provides that a majority of the Trustees shall be Texas residents and shall serve one year terms. Texas law no longer requires a majority of trustees of Texas real estate investment trusts to be Texas residents. Therefore, the Board of Trustees believes the Trust should have the flexibility of electing additional non-Texas residents. In addition, the Board of Trustees believes it is in the best interest of the Trust to stagger the terms of the trustees. Under certain circumstances, the classification of the Board of Trustees into three classes with staggered terms may deter a hostile acquisition.

    Section 2.1 of the Declaration of Trust is proposed to be amended by deleting in its entirety the current language and substituting the following in lieu thereof:

        The number of Trustees shall be not less than one (1) nor more than thirteen (13), as fixed from time to time by the Trustees as provided in the Bylaws of the Trust. Each Trustee shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. In the event of any increase or decrease in the authorized number of Trustees, each Trustee then serving as such shall nevertheless continue as a Trustee until the expiration of the Trustee's then current term, or his prior death, retirement, resignation or removal.

        Commencing with the 1996 annual meeting of shareholders, the Board of Trustees of the Trust shall be divided into three classes, each class to consist as nearly as possible of one-third of the Trustees. The term of office of one class of Trustees shall expire each year. The initial term of office of the Class I Trustees shall expire at the 1997 annual meeting of shareholders. The initial term of office of the Class II Trustees shall expire at the 1998 annual meeting of shareholders. The initial term of office of the Class III Trustees shall expire at the 1999 annual meeting of shareholders. After the 1996 annual meeting of shareholders, the Trustees of the class elected at each annual meeting of shareholders thereafter shall hold office for a term of three years.

        A Trustee may be removed by the vote of the holders of two-thirds of the outstanding Shares at a special meeting of the shareholders called for such purpose pursuant to the Trust's Bylaws.

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3 -- AMENDMENT TO DECLARATION OF TRUST -- VACANCIES ON BOARD OF
TRUSTEES

    Currently, the Declaration of Trust provides that vacancies on the Board of Trustees must be filled by a vote of the holders of two-thirds of the Shares. For the efficient and orderly management of the Trust, the Board of Trustees desires to have the ability to fill vacancies by a vote of the majority of the remaining trustees or a vote of the holders of a majority of the outstanding Shares. Therefore, Section 2.3 of the Declaration of Trust is proposed to be amended and restated, by deleting in its entirety the current language and substituting the following in lieu thereof:

        Any vacancy occurring on the Board of Trustees may be filled by the vote of a majority of the remaining Trustees regardless of whether such remaining Trustees constitute a quorum of the Board of Trustees or by the vote of the holders of a majority of the outstanding voting shares of the Trust.

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 4 -- AMENDMENT TO DECLARATION OF TRUST -- AUTHORIZATION OF PREFERRED SHARES

    At the present time, the Declaration of Trust only authorizes the issuance of up to 10,000,000 Shares. The Board of Trustees believes that the Trust would have greater flexibility in acquiring future assets if it could issue preferred shares. Although there are currently no specific plans to issue such preferred shares, the Board of Trustees believes that it would be more cost effective and efficient to amend the Declaration of Trust now before an opportunity for issuance arises. Under certain circumstances, the issuance of, or the ability to issue, preferred shares may deter a hostile acquisition.

    Section 6.1 of the Declaration of Trust is proposed to be amended by deleting in its entirety the current language, which only authorizes the issuance of up to 10,000,000 Shares and does not authorize the issuance of any other class of shares such as preferred shares, and substituting the following in lieu thereof:

        The aggregate number of shares of beneficial interest that the Trust shall have authority to issue is ten million (10,000,000) common shares, par value $1.00 per share ("Common Shares"), and ten million (10,000,000) preferred shares, par value $.01 per share ("Preferred Shares"). All of the Common Shares shall be equal in all respects to every other such Common Share, and shall have no preference, conversion, exchange, redemption, cumulative voting, or preemptive rights.

        The Trust may issue one or more series of Preferred Shares, each such series to consist of such number of shares as shall be determined by resolution of the Board of Trustees creating such series. The Preferred Shares of each such series shall have such designations, preferences, conversion, exchange or other rights, participation, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Board of Trustees in the resolution or resolutions providing for the issuance of such series of Preferred Shares pursuant to the authority to do so, which is hereby expressly vested in the Board of Trustees. Except as otherwise specifically provided in any resolution or resolutions of the Board of Trustees providing for the issue of any particular series of Preferred Shares, holders of Preferred Shares shall have no preemptive rights.

        Except as otherwise specifically provided in any resolution or resolutions of the Board of Trustees providing for the issue of any particular series of Preferred Shares, Preferred Shares redeemed or otherwise acquired by the Trust shall assume the status of authorized but unissued Preferred Shares and shall be unclassified as to series and may thereafter, subject to the provisions of this Article and to any restrictions contained in any resolution or resolutions of the Board of Trustees providing for the issuance of any such series of Preferred Shares, be reissued in the same manner as other authorized but unissued Preferred Shares.

        Except as otherwise specifically required by law or this Declaration of Trust or as specifically provided in any resolution or resolutions of the Board of Trustees providing for the issuance of any particular series of Preferred Shares, the exclusive voting power of the Trust shall be vested in the Common Shares. Each Common Share entitles the holder thereof to one vote at all meetings of the shareholders of the Trust.

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 5 -- AMENDMENT TO DECLARATION OF TRUST -- RESTRICTIONS ON INVESTMENT POLICY

    At the present time, the Declaration of Trust requires the Trust to operate as a REIT under the Code and Texas law. In addition, Article V of the Declaration of Trust imposes numerous other restrictions on the Trust that prohibit it from making investments that are otherwise permissible to REITs under the Code and Texas law. These restrictions include, among others, the prohibition on the issuance of preferred shares, the investment of more than 25% of the total assets of the Trust in real property (other than real property taken in foreclosure or other similar proceedings to protect loans), the investment of more than 10% of the total assets of the Trust in unimproved real property or mortgages on unimproved real property, and the ownership of more than an aggregate of 1,000 acres of real property outside the corporate limits of a town or city.

    The Board of Trustees currently is evaluating the types of investments the Trust will make in the future and wishes to have the maximum flexibility that is permitted for REITs under the Code and Texas law. Therefore, Article V of the Declaration of Trust is proposed to be deleted in its entirety. Numbering of the remaining Articles will be unchanged.

    Currently the Trust is not, and if this proposal is not approved by the Shareholders as provided herein, the Trust will not be, operating in full compliance with certain of the investment restrictions described above.

    Although the Trust does not have significant assets that would be affected by this proposal if it is adopted, the Trust's investments in the future may experience more volatile fluctuations as compared to the Trust's investments before its adoption and subsequent revocation of its Plan of Liquidation.

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 6 -- AMENDMENT TO DECLARATION OF TRUST -- CHANGE OF NAME

    To reflect the Shareholders' decision last year to revoke and repeal the Plan of Liquidation and Termination of Trust and the intentions of the Trust to pursue new business opportunities, the Board of Trustees believe the Trust should use a new name, which they propose to be Watermark Investors Realty Trust. Therefore, Section 1.1 of the Declaration of Trust is proposed to be amended by deleting in its entirety the first paragraph of Section 1.1 and substituting the following in lieu thereof:

        The Trust created by this Declaration is hereby referred to as the "Trust" and shall be known by the name "Watermark Investors Realty Trust." Except as otherwise provided herein, the Trustees shall conduct and transact the activities of the Trust, make and execute all documents and instruments, and sue and be sued in the name of the Trust or in their names as Trustees of the Trust (but not in their names individually).

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 7 -- AMENDMENT TO BYLAWS -- AMENDMENT OF BYLAWS BY BOARD OF TRUSTEES

    Currently, a vote of the holders of a majority of the outstanding Shares present and voting at a Shareholders' meeting is required to amend the Trust's Bylaws. For more efficient management of the Trust, the Board of Trustee desires to have the ability to amend the Trust's Bylaws by a vote of a majority of the members of the Board of Trustees. Therefore, Article XI of the Bylaws is proposed to be amended and restated as follows:

        Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trustees and the Shareholders, and such action shall be taken by the affirmative vote of a majority of the Trustees or by the affirmative vote of the holders of a majority of the Trust's outstanding Shares entitled to vote.

    If this proposal is approved, the Trustees intend to amend the Bylaws of the Trust to conform to the other Amendment Proposals. If this proposal is adopted, future amendments could also be made to the Bylaws that previously required Shareholder approval.

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                    AUDITORS

    The Board of Trustees has retained Farmer, Fuqua, Hunt & Munselle, LLC to serve the Trust as independent accountants to audit the Trust's financial statements for the calendar year ended December 31, 1995. No representative of such firm is expected to attend the Annual Meeting.

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished to Shareholders to solicit proxies on behalf of the Board of Trustees. The cost of preparation and distribution of this Proxy Statement as well as the cost, if any, of solicitation of proxies will be borne by the Trust; provided, however that the Trust may be reimbursed for certain expenses in connection therewith by Davister pursuant to the Purchase Agreement. See "Principal Shareholders -- Change in Control." The officers and trustees may also solicit proxies personally or by mail, telephone, facsimile transmission or telegraph, but they will not receive any compensation for such services, other than out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements also will be made with custodians, nominees, and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Shares held of record by such persons.

                                 OTHER MATTERS

    The Board of Trustees does not know of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                        FUTURE PROPOSALS OF SHAREHOLDERS

    Any proposal intended to be presented by a Shareholder at the 1996 Annual Meeting of Shareholders of the Trust or the Trust's successor must be received at the principal office of the Trust or the Trust's successor, which after the 1995 Annual Meeting will be 227 W. Trade Street, Suite 2320, Charlotte, North Carolina, not later than July 5, 1996, in order to be considered for inclusion in the Trust's or the Trust's successor's proxy statement and form of proxy for the meeting.

                                 ANNUAL REPORT

    The Trust's Annual Report on Form 10-K/A for the year ended December 31, 1994 and the Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 as filed with the Commission by the Trust are being mailed with this Proxy Statement to Shareholders entitled to vote at the Annual Meeting.

    The Trust will furnish without charge to each person to whom this Proxy Statement is delivered, on the request of such person, additional copies of any or all of the documents described above (other than exhibits to such documents). Requests should be directed to:

                           ARLINGTON REALTY INVESTORS
                   10670 North Central Expressway, Suite 640
                              Dallas, Texas 75231
                           Telephone: (214) 369-5064

Dated: November 2, 1995
                                             F. Terry Shumate, Vice President
                                            Secretary and Treasurer

                      [This Page Intentionally Left Blank]

                           ARLINGTON REALTY INVESTORS
    PROXY SOLICITED BY BOARD OF TRUSTEES FOR ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 5, 1995

    The undersigned, having received the Notice for the Annual Meeting of Shareholders of Arlington Realty Investors (the "Trust"), appoints David S. Givner, Simon Mizrachi and Michael S. Verruto and each or any of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of the Trust that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 227 W. Trade Street, Suite 2320, Charlotte, North Carolina, on December 5, 1995 at 10:00 a.m., local time, and any and all adjournments thereof, in the manner specified below:

1.  PROPOSAL TO ELECT THE NOMINATED TRUSTEES:    David S. Givner, Simon Mizrachi
    and Michael S. Verruto.

    / /  FOR ALL NOMINEES

    / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

    ----------------------------------------------------------------------------
     (To Withhold Authority to Vote, write individual's name in space provided)

2. PROPOSAL TO AMEND the Trust's Declaration of Trust to establish classes of Trustees.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

3. PROPOSAL TO AMEND the Trust's Declaration of Trust to allow the Trustees to fill any vacancies on the Board of Trustees.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

4. PROPOSAL TO AMEND the Trust's Declaration of Trust to authorize the Trust to issue up to ten million (10,000,000) common shares, par value $1.00 per share, and ten million (10,000,000) preferred shares, par value $.01 per share.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

5. PROPOSAL TO AMEND the Trust's Declaration of Trust to change the Trust's restrictions on investments to authorize any investment permitted under Texas law and under the Internal Revenue Code of 1986, as amended, for a real estate investment trust.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

                          (CONTINUED ON REVERSE SIDE)

6. PROPOSAL TO AMEND the Trust's Declaration of Trust to change the name of the Trust to Watermark Investors Realty Trust.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

7. PROPOSAL TO AMEND the Trust's Bylaws to permit the Board of Trustees to amend the Bylaws.

               / /  FOR           / /  AGAINST           / /  ABSTAIN

    Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Trust. The Board of Trustees is not aware of any matter that is to be presented for action at the meeting other than the proposals set forth above. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

--------------------------------------
    Your Name As It Appears on the
                                          DATED: ________________________ , 1995
    Books and Records of the Trust
                                          ______________________________________
                                                        Signature
                                          ______________________________________
                                                        Signature
                                          Please  date  this   proxy  and   sign
                                          exactly  as your name  or names appear
                                          hereon. Where more  than one owner  is
                                          shown,  each should sign. When signing
                                          in  a   fiduciary  or   representative
                                          capacity,  please give  full title. If
                                          this   proxy   is   submitted   by   a
                                          corporation,  it should be executed in
                                          full  corporate   name   by   a   duly
                                          authorized  officer. If  this proxy is
                                          submitted by a partnership, it  should
                                          be executed in the partnership name by
                                          an authorized person.